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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 (File No. 333-44311) of our report dated April 10, 1998, except as to the restatement described in the last paragraph of Note 3 which is as of April 16, 1999, relating to the consolidated financial statements of Lamonts Apparel, Inc, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts", "Summary Consolidated Financial Data and Certain Operating Data" and "Selected Consolidated Financial Data and Other Operating Data" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

Seattle, Washington
August 5, 1999